UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2019

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	NYSE American
7.50% Series A Cumulative Redeemable Preferred Stock,	PLYM-PrA	NYSE American
par value $0.01 per share

Item 1.01     Entry into a Material Definitive Agreement

On November 20, 2019, a subsidiary (the “Purchaser”) of Plymouth Industrial REIT, Inc. (the “Company”) finalized a purchase and sale agreement (as amended, the “Purchase Agreement”) with unrelated third parties to acquire a nine-building industrial property portfolio for $49.815 million (the “Indianapolis Acquisition”). The portfolio consists of approximately 1,747,411 rentable square feet and is located in Indianapolis, Indiana. The Indianapolis Acquisition is expected to close on December 4, 2019, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the Indianapolis Acquisition will be consummated on the terms described herein or at all. The $1,000,000 earnest money for the Indianapolis Acquisition is not refundable unless the closing does not occur as a result of the sellers’ failure to satisfy certain conditions under the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants of the parties. During the nine-month period from the date of closing of the Indianapolis Acquisition, the sellers have agreed to indemnify the Purchaser for certain breaches of the sellers’ representations, warranties and covenants under the agreement.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement and the amendments thereto which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, another subsidiary of the Company (the “Additional Purchaser”) has entered into a purchase and sale agreement (as amended, the “Additional Purchase Agreement”) with an affiliate of the sellers of the properties comprising the Indianapolis Acquisition to acquire an industrial property for $12.15 million (the “Additional Acquisition”).  The property consists of approximately 353,000 rentable square feet and is located in Indianapolis.  The Additional Acquisition is expected to close on December 4, 2019, subject to the satisfaction of certain customary closing conditions.  There can be no assurance that these conditions will be satisfied or that the Additional Acquisition will be consummated on the terms described herein or at all.  The $500,000 earnest money for the Additional Acquisition is not refundable unless the closing does not occur as a result of the seller’s failure to satisfy certain conditions under the Additional Purchase Agreement.  The Additional Purchase Agreement contains customary representations, warranties and covenants of the parties.  During the nine-month period from the date of closing of the Additional Acquisition, the seller has agreed to indemnify the Additional Purchaser for certain breaches of the seller’s representations, warranties and covenants under the agreement.

The foregoing summary is qualified in its entirety by reference to the Additonal Purchase Agreement and the amendments thereto which are filed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Purchase and Sale Agreement (Shadeland Commerce Center, Indianapolis, IN), by and among Plymouth Shadeland Commerce Center LLC and the Sellers, as defined therein
10.2	First Amendment to Purchase and Sale Agreement, by and among Plymouth Shadeland Commerce Center LLC and the Sellers, as defined therein
10.3	Second Amendment to Purchase and Sale Agreement, by and among Plymouth Shadeland Commerce Center LLC and the Sellers, as defined therein
10.4	Purchase and Sale Agreement (7901 W. 21st Street, Indianapolis, Indiana), by and between Plymouth 7901 W. 21st Street LLC and First Industrial, L.P.
10.5	First Amendment to Purchase and Sale Agreement, by and between Plymouth 7901 W. 21st Street LLC and First Industrial, L.P.
10.6	Second Amendment to Purchase and Sale Agreement, by and between Plymouth 7901 W. 21st Street LLC and First Industrial, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: November 26, 2019	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer